  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                                                     April 25, 2008

RED LAKE EXPLORATION, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
195 Park Avenue, Thunder Bay, Ontario		P7B 1B9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (807) 345-5380

10168 Lawson Drive, Richmond, British Columbia, V7E 5M3, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01.                                Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)	On April 17, 2008, Red Lake dismissed Manning Elliott LLP (“Manning Elliott”) as the independent accountants of Red Lake Exploration, Inc.

(ii)
The report of Manning Elliott on the financial statements for the two fiscal years ended January 31, 2007 and 2006, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope.  The report of Manning Elliot on the financial statements for the fiscal year ended January 31, 2007 and for the fiscal year ended January 31, 2006 contained an explanatory paragraph related to substantial doubt about Red Lake’s ability to continue as a going concern.

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(iii)	Red Lake’s board of directors recommended the decision to change independent accountants.

(iv)
In connection with its audits for fiscal years January 31, 2007 and 2006, and through April 17, 2008, Red Lake has had no disagreements with Manning Elliot on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b)	New independent accountants

Red Lake Exploration, Inc. engaged Mendoza Berger & Company, L.L.P. (“Mendoza Berger”) as its new independent accountants as of April 17, 2008.  During the two fiscal years ended January 31, 2007 and 2006 and through April 17, 2008, Red Lake has not consulted with Mendoza Berger regarding either:

1.
The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Red Lake’s financial statements, and neither a written report nor oral advice was provided to Mendoza Berger that Mendoza Berger concluded was an important factor considered by Red Lake in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either the subject of disagreement or an event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2008, John Di Cicco resigned as a director and as the president, CEO, and CFO of Red Lake.

On April 21, 2008, Caitlin Jeffs consented to act and was appointed as the president, the chief executive officer, the chief financial officer, the treasurer, and the corporate secretary of Red Lake by the board of directors.

Caitlin Jeffs (32 years old) has been a geologist since 2002 and has been self-employed since May 2006.  Ms. Jeffs graduated from University of British Columbia in 2002 with an honours bachelor of science in geology and is a professional geologist on the register of the Association of Professional Geoscientists of Ontario. On October 2, 2007, Caitlin Jeffs consented to act and was appointed as a director of Red Lake by the board of directors.

Ms. Jeffs is not a director of any other reporting company.

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On April 21, 2008, Michael Thompson consented to act and was appointed as the vice-president of exploration of Red Lake by the board of directors

Michael Thompson (38 years old) has been a geologist since 1997 and has been self-employed since 2006.  Mr. Thompson graduated from the University of Toronto in 1997 with an honours bachelor of science in geology and is a professional geologist on the register of the Association of Professional Geoscientists of Ontario.  On October 16, 2007, Michael Thompson consented to and was appointed as a director of Red Lake by the board of directors.

Mr. Thompson is not a director of any other reporting company.

There is no family relationship among the directors or officers of Red Lake and its subsidiary except between Caitlin Jeffs and Michael Thompson who live at the same address.

During the last two years, Red Lake has not been a party to any transaction or proposed transaction in which Ms. Jeffs or Mr. Thompson had or will have a direct or indirect material interest.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
16
Letter to Securities and Exchange Commission dated, 2008 from Manning Elliott LLP regarding change in certifying accountant, filed as an attached exhibit to Red Lake’s Form 8-K (Current Report) filed April 25, 2008, and incorporated herein by reference.
To be filed at a later date

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Red Lake Exploration, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

RED LAKE EXPLORATION, INC.

By:/s/ Caitlin Jeffs
Dated:  April 25, 2008
  Caitlin Jeffs – CEO & President

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